Exhibit 10.13
AMENDMENT TO LEASE DATED JANUARY 30, 2017 BY AND BETWEEN PLETA & SAN GAL TRUSTS, DBA: OCEAN POINT, HEREINAFTER REFERRED TO AS “LESSOR” AND OBALON THERAPEUTICS INC., A DELAWARE CORPORATION, HEREINAFTER REFERRED TO AS “LESSEE”.

The undersigned parties do hereby for the first time amend, affirm and ratify that certain Lease between the undersigned originally dated November 23, 2015, for premises located at 5421 Avenida Encinas, Suite J, Carlsbad, California 92008 and for the third time amend, affirm and ratify that certain Lease between the undersigned originally dated on or about October 3, 2011, as amended by the Amendment Renewal dated August 5, 2013, regarding the Lease of 5421 Avenida Encinas, Suites A through G, Carlsbad, California 92008 and generally described as the “Premises” (collectively the “Lease”). The terms used in this Amendment shall have the same definitions as those set forth in the Lease. This Amendment document shall be identified and referred to as the Third Amendment to the collective Lease.

For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree that, subject to the full execution and delivery of this Amendment, the parties’ respective rights and obligations under the Lease are hereby modified and amended as follows:

1.
PREMISES: The Premises size shall be 17,500 total square feet by consolidating the Lease for Suites A-G and the Lease for Suite J in this amendment. Previous square footage for suites A-G contained 13,650 and previous Lease for suite J contained 3,850 square feet.

2.	TERM (Paragraph 1.3): The Expiration Date shall hereby be changed to March 31, 2019.

3.
RENTAL SCHEDULE (Paragraph 50): For this extended Term of the Lease, the following schedule for Base Rent and Common Area Operating Expenses (also referred to within the Lease as “CAM” or “CAM Charges”) shall be in effect:

TERM	MONTHLY BASE RENT		MONTHLY ESTIMATED CAM		MONTHLY RENT
04/01/17 through 03/31/18	$29,750.00	+	$2,625.00	=	$32,375.00
04/01/18 through 03/31/19	$30,643.00	+	$2,625.00	=	$33,268.00

4.
RENTAL ABATEMENT: Provided that Lessee is not in Default or Breach of this Lease, Base Rent shall be abated for months two (2) through four (4). In the event Lessee does not fulfill its obligations per the Lease, said Rental Abatement shall be recaptured per Paragraph 13.3 of the Lease.

5.
CAM CHARGES: CAM Charges shall continue to be estimated for this extended Term of the Lease. CAM Charges as of the date of this Amendment are estimated to be $2,625.00 per month and shall be reconciled quarterly.

6.
RIGHT OF FIRST REFUSAL: Lessee and Lessor agree that effective immediately, Lessee hereby forfeits the Right of First Refusal granted in the original Lease and will no longer hold the Right for the entire Project or any space within the Project.

7.
RESTORATION OF PREMISES: Upon termination of the Lease, Lessee, at Lessees sole cost and expense, shall be obligated to remove Improvements as described on Exhibit A attached to this Amendment. In addition to the improvement restoration, Lessee is obligated at Lessee sole cost and expense, to ensure all electrical, HVAC and plumbing services are not comingled between meters. All excess communications and computer wires, cables and related devices in excess of one (1) set of the same, will be removed.

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AMENDMENT TO LEASE DATED JANUARY 30, 2017 BY AND BETWEEN PLETA & SAN GAL TRUSTS, DBA: OCEAN POINT, HEREINAFTER REFERRED TO AS “LESSOR” AND OBALON THERAPEUTICS INC., A DELAWARE CORPORATION, HEREINAFTER REFERRED TO AS “LESSEE”.

8.
REPRESENTATION:  Sandra Watson of Gildred Development Company represents Lessor exclusively and Scot Ginsburg of Hughes Marino represents the Lessee in this transaction (please see Exhibit A to this Amendment, attached hereto and incorporated by this reference).  Lessee and Lessor each represent and warrant to the other that no person, firm, broker or finder is entitled to any commission or finder’s fee in connection herewith, except for Hughes Marino, which will receive a 3% commission paid on Base Rent collected for the extended term.  Each of the Parties represents, acknowledges and agrees that it has been represented by such independent counsel and/or brokers, and has consulted with such consultants and other professionals, as each such Party has deemed necessary or appropriate and as it has voluntarily chosen throughout all negotiations which preceded the execution of this Amendment; and that this Amendment has been executed on the advice of such independent counsel, broker(s), consultant(s) and other professional(s). The Parties further agree that each has cooperated and participated in the drafting of this Amendment and, therefore, any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not apply in the interpretation of this Amendment.

9.
CONFIDENTIALITY: Lessee agrees that the terms of this Lease will be kept strictly confidential and not disclosed to any other person without written consent from Lessor. Disclosure to persons or tenants other than the Lessee will constitute a material uncurable Breach of this Lease.

10.     GENERAL PROVISIONS:

A.
Lessee and Lessor further covenants and agrees that: (i) Lessor/Lessee has fully performed or satisfied all obligations of Lessor/Lessee under or in connection with, and Lessor/Lessee is not in breach of any term or condition of the Lease; (ii) any and all required work or contributions of Lessor to or on account of any tenant improvements respecting the Premises have been fully satisfied or received; and (iii) there are no defenses, offsets, counterclaims, or deductions against rents or other sums due to Lessor respecting the Premises, or which Lessee has against Lessor’s enforcement of the Lease.

B.
Except as otherwise provided herein, the provisions of this Amendment shall be deemed to obligate, extend to, and inure to the benefit of the successors, assigns, agents, principals, transferees, grantees, trustors, representatives, beneficiaries, insurers and indemnitees of each of the parties.

C.
In the event that any provision of this Amendment is in conflict with any provision of the Lease, the conflicting provision of this Amendment shall take precedence and govern. Except as otherwise specified herein, the Lease remains in full force and effect.

D.
If either Party hereto is a corporation, trust, limited liability company, partnership, or similar entity, each individual executing this Amendment on behalf of such entity represents and warrants that he or she is duly authorized to execute and deliver this Amendment on its behalf.

E.	The Article, Section and other headings of this Amendment are for convenience of reference only and shall not be construed to affect the meaning of any provision contained herein.

LESSOR                        LESSEE
PLETA & SAN GAL TRUSTS,                OBALON THERAPEUTICS, INC.,
DBA: OCEAN POINT                     A DELAWARE CORPORATION

By:    /s/ Gregg Haggart                By:    /s/ Andrew Rasdal
Gregg Haggart, Special Trustee          Andrew Rasdal, Chief Executive Officer

Date:        2/15/2017                Date:    2/9/2017

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AMENDMENT TO LEASE DATED JANUARY 30, 2017 BY AND BETWEEN PLETA & SAN GAL TRUSTS, DBA: OCEAN POINT, HEREINAFTER REFERRED TO AS “LESSOR” AND OBALON THERAPEUTICS INC., A DELAWARE CORPORATION, HEREINAFTER REFERRED TO AS “LESSEE”.

EXHIBIT B
DISCLOSURE REGARDING
REAL ESTATE AGENCY RELATIONSHIP
(As required by the Civil Code)

When you enter into a discussion with a real estate agent regarding a real estate transaction, you should from the outset understand what type of agency relationship or representation you wish to have with the agent in the transaction.
SELLER’S AGENT (“Seller” includes both a vendor and a lessor)
A Seller’s agent under a listing agreement with the Seller acts as the agent for the Seller only. A Seller’s agent or a subagent of that agent has the following affirmative obligations:
To the Seller: A Fiduciary duty of utmost care, integrity, honesty and loyalty in dealings with the Seller. To the Buyer and the Seller:     (a) Diligent exercise of reasonable skill and care in performance of the agent’s duties.
(b) A duty of honest and fair dealing and good faith.
(c) A duty to disclose all facts known to the agent materially affecting the value or desirability of the property that are not known to, or within the diligent attention and observation of, the parties. An agent is not obligated to reveal to either party any confidential information obtained from the other party that does not involve the affirmative duties set forth above.
BUYER’S AGENT (“Buyer” includes both a purchaser and a lessee).
A selling agent can, with a Buyer’s consent, agree to act as agent for the Buyer only. In these situations, the agent is not the Seller’s agent, even if by agreement the agent may receive compensation for services rendered, either in full or in part from the Seller. An agent acting only for a Buyer has the following affirmative obligations:
To the Buyer: A fiduciary duty of utmost care, integrity, honesty and loyalty in dealings with the Buyer. To the Buyer and the Seller:     (a) Diligent exercise of reasonable skill and care in performance of the agent’s duties.
(b) A duty of honest and fair dealing and good faith.
(c) A duty to disclose all facts known to the agent materially affecting the value or desirability of the property that are not known to, or within the diligent attention and observation of, the parties.
An agent is not obligated to reveal to either party any confidential information obtained from the other party that does not involve the affirmative
Duties set forth above.
AGENT REPRESENTING BOTH SELLER AND BUYER
A real estate agent, either acting directly or through one or more associate licensees, can legally be the agent of both the Seller and the Buyer in a transaction, but only with the knowledge and consent of both the Seller and the Buyer.
In a dual agency situation, the agent has the following affirmative obligations to both the Seller and the Buyer:
(a) A fiduciary duty of utmost care, integrity, honesty and loyalty in the dealings with either the Seller or the Buyer.
(b) Other duties to the Seller and the Buyer as stated above in their respective sections.
In representing both Seller and Buyer, the agent may not, without the express permission of the respective party, disclose to the other party that the Seller will accept a price less than the listing price or that the Buyer will pay a price greater than the price offered. The above duties of the agent in a real estate transaction do not relieve a Seller or Buyer from the responsibility to protect his or her own interests. You should carefully read all agreements to assure that they adequately express your understanding of the transaction. A real estate agent is a person qualified to advice about real estate. If legal or tax advice is desired, consult a competent professional.
Throughout your real property transaction, you may receive more than one disclosure form, depending upon the number of agents assisting in the transaction. The law requires each agent with whom you have more than a casual relationship to present you with this disclosure form. You should read its contents each time it is presented to you, considering the relationship between you and the real estate agent in your specific transaction.
This disclosure form includes the provisions of Sections 2079.13 to 2079.24, inclusive, of the Civil Code set forth on page
2. Read it carefully. I/WE ACKNOWLEDGE RECEIPT OF A COPY OF THIS DISCLOSURE AND THE PORTIONS OF THE CIVIL CODE PRINTED ON THE BACK (OR A SEPARATE PAGE).

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AMENDMENT TO LEASE DATED JANUARY 30, 2017 BY AND BETWEEN PLETA & SAN GAL TRUSTS, DBA: OCEAN POINT, HEREINAFTER REFERRED TO AS “LESSOR” AND OBALON THERAPEUTICS INC., A DELAWARE CORPORATION, HEREINAFTER REFERRED TO AS “LESSEE”.

LESSEE REPRESENTED BY HUGHES MARINO – SCOT GINSBERG ACKNOWLEDGED BY LESSEE:

By:    /s/ Andrew Rasdal                    Date:    2/9/2017
Andrew Rasdal, Chief Executive Officer

SANDRA WATSON OF GILDRED DEVELOPMENT REPRESENTS LESSOR EXCLUSIVELY:

ACKNOWLEDGED BY LESSOR:

By:    /s/ Gregg Haggart                    Date:    2/15/2017
Gregg Haggart, Special Trustee

Agent: Gildred Development Company /Gregg Haggart        BRE Lic. # 01071252 / 00941329
Real Estate Broker (Firm)
By: Sandra Watson            BRE Lic. # 01031752     Date: 11/30/2015
(Salesperson or Broker-Associate)

THIS FORM HAS BEEN PREPARED BY THE AIR COMMERCIAL REAL ESTATE ASSOCIATION. NO REPRESENTATION IS MADE AS TO THE LEGAL VALIDITY OR ADEQUACY OF THIS FORM FOR ANY SPECIFIC TRANSACTION. PLEASE SEEK LEGAL COUNSEL AS TO THE APPROPRIATENESS OF THIS FORM.

DISCLOSURE REGARDING REAL ESTATE AGENCY RELATIONSHIP
CIVIL CODE SECTIONS 2079.13 THROUGH 2079.24 (2079.16 APPEARS ON THE FRONT)

2079.13 As used in Sections 2079.14 to 2079.24, inclusive, the following terms have the following meanings:
(a) “Agent” means a person acting under provisions of Title 9 (commencing with Section 2295) in a real property transaction, and includes a person who is licensed as a real estate broker under Chapter 3 (commencing with Section 10130) of Part 1 of Division 4 of the Business and Professions Code, and under whose license a listing is executed or an offer to purchase is obtained. (b) “Associate licensee” means a person who is licensed as a real estate broker or salesperson under Chapter 3 (commencing with Section 10130) of Part 1 of Division 4 of the Business and Professions Code and who is either licensed under a broker or has entered into a written contract with a broker to act as the broker’s agent in connection with acts requiring a real estate license and to function under the broker’s supervision in the capacity of an associate licensee. The agent in the real property transaction bears responsibility for his or her associate licensees who perform as agents of the agent. When an associate licensee owes a duty to any principal, or to any buyer or seller who is not a principal, in a real property transaction, that duty is equivalent to the duty owed to that party by the broker for whom the associate licensee functions. (c) “Buyer” means a transferee in a real property transaction, and includes a person who executes an offer to purchase real property from a seller through an agent, or who seeks the services of an agent in more than a casual, transitory, or preliminary manner, with the object of entering into a real property transaction. “Buyer” includes vendee or lessee. (d) “Commercial real property” means all real property in the state, except single-family residential real property, dwelling units made subject to Chapter 2 (commencing with Section 1940) of Title 5, mobile homes, as defined in Section 798.3, or recreational vehicles, as defined in Section 799.29. (e) “Dual agent” means an agent acting, either directly or through an associate licensee, as agent for both the seller and the buyer in a real property transaction. (f) “Listing agreement” means a contract between an owner of real property and an agent, by which the agent has been authorized to sell the real property or to find or obtain a buyer. (g) “Listing agent” means a person who has obtained a listing of real property to act as an agent for compensation. (h) “Listing price” is the amount expressed in dollars specified in the listing for which the seller is willing to sell the real property through the listing agent. (i) “Offering price” is the amount expressed in dollars specified in an offer to purchase for which the buyer is willing to buy the real property. (j) “Offer to purchase” means a written contract executed by a buyer acting through a selling agent that becomes the contract for the sale of the real property upon acceptance by the seller. (k) “Real property” means any estate specified by subdivision (1) or (2) of Section 761 in property that constitutes or is improved with one to four dwelling units, any commercial real property, any leasehold in these types of property exceeding one year’s duration, and mobile homes, when offered for sale or sold through an agent pursuant to the authority contained in Section 10131.6 of the Business and Professions Code. (l) “Real property transaction” means a transaction for the sale of real

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AMENDMENT TO LEASE DATED JANUARY 30, 2017 BY AND BETWEEN PLETA & SAN GAL TRUSTS, DBA: OCEAN POINT, HEREINAFTER REFERRED TO AS “LESSOR” AND OBALON THERAPEUTICS INC., A DELAWARE CORPORATION, HEREINAFTER REFERRED TO AS “LESSEE”.

property in which an agent is employed by one or more of the principals to act in that transaction, and includes a listing or an offer to purchase.
(m) “Sell,” “sale,” or “sold” refers to a transaction for the transfer of real property from the seller to the buyer, and includes exchanges of real property between the seller and buyer, transactions for the creation of a real property sales contract within the meaning of Section 2985, and transactions for the creation of a lease hold exceeding one year’s duration. (n) “Seller” means the transferor in a real property transaction, and includes an owner who lists real property with an agent, whether or not a transfer results, or who receives an offer to purchase real property of which he or she is the owner from an agent on behalf of another. “Seller” includes both a vendor and a lessor. (o) “Selling agent” means a listing agent who acts alone, or an agent who acts in cooperation with a listing agent, and who sells or finds and obtains a buyer for the real property, or an agent who locates property for a buyer or who finds a buyer for a property for which no listing exists and presents an offer to purchase to the seller. (p) “Subagent” means a person to whom an agent delegates agency powers as provided in Article 5 (commencing with Section 2349) of Chapter 1 of Title 9. However, “subagent” does not include an associate licensee who is acting under the supervision of an agent in a real property transaction.

2079.14 Listing agents and selling agents shall provide the seller and buyer in a real property transaction with a copy of the disclosure form specified in Section 2079.16, and, except as provided in subdivision (c), shall obtain a signed acknowledgement of receipt from that seller or buyer, except as provided in this section or Section 2079.15, as follows: (a) The listing agent, if any, shall provide the disclosure form to the seller prior to entering into the listing agreement. (b) The selling agent shall provide the disclosure form to the seller as soon as practicable prior to presenting the seller with an offer to purchase, unless the selling agent previously provided the seller with a copy of the disclosure form pursuant to subdivision (a).
(c) Where the selling agent does not deal on a face-to-face basis with the seller, the disclosure form prepared by the selling agent may be furnished to the seller (and acknowledgement of receipt obtained for the selling agent from the seller) by the listing agent, or the selling agent may deliver the disclosure form by certified mail addressed to the seller at his or her last known address, in which case no signed acknowledgement of receipt is required. (d) The selling agent shall provide the disclosure form to the buyer as soon as practicable prior to execution of the buyer’s offer to purchase, except that if the offer to purchase is not prepared by the selling agent, the selling agent shall present the disclosure form to the buyer not later than the next business day after the selling agent receives the offer to purchase from the buyer.

2079.15 In any circumstance in which the seller or buyer refuses to sign an acknowledgement of receipt pursuant to Section 2079.14, the agent, or an associate licensee acting for an agent, shall set forth, sign, and date a written declaration of the facts of the refusal.
2079.16 Reproduced on Page 1 of this form.
2079.17 (a) As soon as practicable, the selling agent shall disclose to the buyer and seller whether the selling agent is acting in the real property transaction exclusively as the buyer’s agent, exclusively as the seller’s agent, or as a dual agent representing both the buyer and the seller. This relationship shall be confirmed in the contract to purchase and sell real property or in a separate writing executed or acknowledged by the seller, the buyer, and the selling agent prior to or coincident with execution of that contract by the buyer and the seller, respectively. (b) As soon as practicable, the listing agent shall disclose to the seller whether the listing agent is acting in the real property transaction exclusively as the seller’s agent, or as a dual agent representing both the buyer and seller. This relationship shall be confirmed in the contract to purchase and sell real property or in a separate writing executed or acknowledged by the seller and the listing agent prior to or coincident with the execution of that contract by the seller.
(c) The confirmation required by subdivisions (a) and (b) shall be in the following form.

(d) The disclosures and confirmation required by this section shall be in addition to the disclosure required by Section 2079.14.
2079.18 No selling agent in a real property transaction may act as an agent for the buyer only, when the selling agent is also acting as the listing agent in the transaction.
2079.19 The payment of compensation or the obligation to pay compensation to an agent by the seller or buyer is not necessarily determinative of a particular agency relationship between an agent and the seller or buyer. A listing agent and a selling agent may agree to share any compensation or commission paid, or any right to any compensation or commission for which an obligation arises as the result of a real estate transaction, and the terms of any such agreement shall not necessarily be determinative of a particular relationship.
2079.20 Nothing in this article prevents an agent from selecting, as a condition of the agent’s employment, a specific form of agency relationship not specifically prohibited by this article if the requirements of Section 2079.14 and Section 2079.17 are complied with.
2079.21 A dual agent shall not disclose to the buyer that the seller is willing to sell the property at a price less than the listing price, without the express written consent of the seller. A dual agent shall not disclose to the seller that the buyer is willing to pay a price greater than the offering price, without the express written consent of the buyer. This section does not alter in any way the duty or responsibility of a dual agent to any principal with respect to confidential information other than price.
2079.22 Nothing in this article precludes a listing agent from also being a selling agent, and the combination of these functions in one agent does not, of itself, make that agent a dual agent.

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AMENDMENT TO LEASE DATED JANUARY 30, 2017 BY AND BETWEEN PLETA & SAN GAL TRUSTS, DBA: OCEAN POINT, HEREINAFTER REFERRED TO AS “LESSOR” AND OBALON THERAPEUTICS INC., A DELAWARE CORPORATION, HEREINAFTER REFERRED TO AS “LESSEE”.

2079.23 A contract between the principal and agent may be modified or altered to change the agency relationship at any time before the performance of the act which is the object of the agency with the written consent of the parties to the agency relationship.
2079.24 Nothing in this article shall be construed to either diminish the duty of disclosure owed buyers and sellers by agents and their associate licensees, subagents, and employees or to relieve agents and their associate licensees, subagents, and employees from liability for their conduct in connection with acts governed by this article or for any breach of a fiduciary duty or a duty of disclosure.

NOTICE: These forms are often modified to meet changing requirements of law and industry needs. Always write or call to make sure you are utilizing the most current form: AIR Commercial Real Estate Association, 500 N Brand Blvd,
Suite 900, Glendale, CA 91203. Telephone No. (213) 687-8777. Fax No.: (213) 687-8616.

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